UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.        )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Section 240.14a-12

MAQUIA CAPITAL ACQUISITION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MAQUIA CAPITAL ACQUISITION CORPORATION
50 Biscayne Boulevard, Suite 2406
Miami, FL 33132
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON February 5, 2024
TO THE STOCKHOLDERS OF MAQUIA CAPITAL ACQUISITION CORPORATION:
You are cordially invited to attend the special meeting of stockholders, which we refer to as the “Meeting”, of Maquia Capital Acquisition Corporation, which we refer to as “we”, “us”, “our” or the “Company”, to be held at 9:00 a.m. Eastern Time on February 5, 2024.
The Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Meeting online, vote and submit your questions during the Meeting by visiting https://www.cstproxy.com/maquiacapital/2024.
Even if you are planning on attending the Meeting online, please promptly submit your proxy vote by telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Meeting. Instructions on voting your shares are on the proxy materials you received for the Meeting. Even if you plan to attend the Meeting online, it is strongly recommended you complete and return your proxy card before the Meeting date, to ensure that your shares will be represented at the Meeting if you are unable to attend.
EACH SECURITY HOLDER IS URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. YOU CAN OBTAIN THE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, FOR FREE AT THE U.S. SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT https://www.sec.gov OR FROM THE COMPANY AT https://www.cstproxy.com/maquiacapital/2024. THESE DOCUMENTS WILL INCLUDE THE PROXY STATEMENT, PROXY CARD AND PROPOSED AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.
The sole purpose of the Meeting is to consider and vote upon the following proposals:
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a proposal requiring 65% of the outstanding shares of common stock to amend the Company’s amended and restated certificate of incorporation, (as amended, the “charter”), (the “Extension Amendment”) to extend the date by which the Company must (i) consummate a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses, which we refer to as a “business combination”, (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s Class A common stock included as part of the units sold in the Company’s initial public offering that was consummated on May 7, 2021, which we refer to as the “IPO”, from February 7, 2024 to August 7, 2024 or such earlier date as determined by the Board (the “Extension”), and such later date, the “Extended Date” (the “Extension Amendment Proposal”); and

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a proposal to approve the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal, which we refer to as the “Adjournment Proposal”.

The Adjournment Proposal will only be presented at the Meeting if there are not sufficient votes to approve the Extension Amendment Proposal.
Each of the Extension Amendment Proposal and the Adjournment Proposal will be more fully described in the Proxy Statement.
The purpose of the Extension Amendment Proposal and, if necessary, the Adjournment Proposal, is to allow us additional time to complete our initial business combination (the “Business Combination”). We entered into a Business Combination Agreement with Immersed, Inc., a Delaware corporation, on August 8, 2023. Our board of directors (the “Board”) currently believes that there will not be sufficient time before

February 7, 2024 to complete the Business Combination. Accordingly, the Board believes that in order to be able to consummate the Business Combination, we will need to obtain the Extension. Therefore, the Board has determined that it is in the best interests of our stockholders to extend the date by which the Company has to consummate a Business Combination to the Extended Date in order for our stockholders to have the opportunity to participate in our future investment.
In connection with the Extension Amendment Proposal, public stockholders may elect to redeem their shares of Class A common stock issued in our IPO, which we refer to as “public shares”, for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (the “Trust Account”), including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which election we refer to as the “Election”, regardless of whether such public stockholders vote on the Extension Amendment Proposal. If the Extension Amendment Proposal is approved by the requisite vote of stockholders, the remaining holders of public shares will retain their right to redeem their public shares when the Business Combination is submitted to the stockholders, subject to any limitations set forth in our charter as amended by the Extension Amendment. In addition, public stockholders who do not make the Election would be entitled to have their public shares redeemed for cash if the Company has not completed a Business Combination by the Extended Date.
Only shareholders of record of the Company as of the close of business on January 23, 2024, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Each share entitles the holder thereof to one vote.
The Sponsor owns 4,841,173 shares of our common stock consisting of 2,128,715 Class A Common Stock and 2,128,715 Class B Common Stock, which we refer to as the “Founder Shares”, that were issued to the Sponsor prior to our IPO and including 583,743 private placement units, which we refer to as the “Private Placement Units”, that were purchased by the Sponsor in a private placement which occurred simultaneously with the completion of the IPO. Additionally, EF Hutton (f/k/a Kingswood Capital Markets), a division of Benchmark Investments (the “Representative”), the underwriter in our IPO owns 173,098 Class B common stock. In the event of a liquidation, our Sponsor and the Representative will not receive any monies held in the Trust Account as a result of their ownership of the Class B common stock or the Private Placement Units, as applicable.
To exercise your redemption rights, you must demand that the Company redeem your public shares for a pro rata portion of the funds held in the Trust Account, and tender your shares to the Company’s transfer agent at least two business days prior to the Meeting (or February 1, 2024). You may tender your shares by either delivering your share certificate to the transfer agent or by delivering your shares electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. If you hold your shares in street name, you will need to instruct your bank, broker or other nominee to withdraw the shares from your account in order to exercise your redemption rights.
Based upon the amount in the Trust Account, as of January 16, 2024, the Company anticipates that the per-share price at which public shares will be redeemed from cash held in the Trust Account will be approximately $10.91 at the time of the Meeting. The closing price of the Company’s Class A common stock on January 16, 2024, was $11.20. The Company cannot assure stockholders that they will be able to sell their shares of the Company’s Class A common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when such stockholders wish to sell their shares.
The Adjournment Proposal, if adopted, will allow our Board to adjourn the Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal.
If the Extension Amendment Proposal is not approved and we do not consummate the Business Combination by February 7, 2024, as contemplated by our IPO prospectus and in accordance with our charter, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the outstanding public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest not previously released to us (net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’

rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the Delaware General Corporation Law, which we refer to as the “DGCL”, to provide for claims of creditors and other requirements of applicable law. There will be no distribution from the Trust Account with respect to our warrants, which will expire worthless in the event of our winding up. In the event of a liquidation, the Sponsor and the Representative will not receive any monies held in the Trust Account as a result of their ownership of the Founder Shares or the Private Placement Units, as applicable.
Subject to the foregoing, the affirmative vote of at least 65% of the Company’s outstanding shares of common stock, including the Founder Shares, will be required to approve the Extension Amendment Proposal. Stockholder approval of the Extension Amendment is required for the implementation of our Board’s plan to extend the date by which we must consummate our Business Combination. Notwithstanding stockholder approval of the Extension Amendment Proposal, our Board will retain the right to abandon and not implement the Extension Amendment at any time without any further action by our stockholders. Our initial stockholders, including our Sponsor and our directors, currently own approximately 78.4% of the outstanding shares of common stock, and are expected to vote all of such shares in favor of the Charter Amendment Proposal and the Adjournment Proposal.
Approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by stockholders represented in person or by proxy at the Meeting.
Our Board has fixed the close of business on January 23, 2024 as the date for determining the stockholders entitled to receive notice of and vote at the Meeting and any adjournment thereof. Only holders of record of the Company’s common stock on that date are entitled to have their votes counted at the Meeting or any adjournment thereof.
You are not being asked to vote on the Business Combination at this time. If the Extension is implemented and you do not elect to redeem your public shares, provided that you are a stockholder on the record date for a meeting to consider the Business Combination, you will retain the right to vote on the Business Combination when it is submitted to stockholders and the right to redeem your public shares for cash in the event the Business Combination is approved and completed or we have not consummated a Business Combination by the Extended Date.
Under Delaware law and the Company’s bylaws, no other business may be transacted at the Meeting.
Whether or not you plan to attend the special meeting virtually, we urge you to read this material and the definitive proxy statement to be filed by the Company in connection with the special meeting carefully and vote your shares.
January 23, 2024
By Order of the Board of Directors
/s/ Jeff Ransdell

Jeff Ransdell
Chief Executive Officer
Your vote is important. If you are a stockholder of record, you will need to review the Proxy Statement and thereafter sign, date and return your proxy card, as soon as the these proxy materials become available to make sure that your shares are represented at the Meeting. If you are a stockholder of record, you may also cast your vote online at the Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote online at the Meeting by obtaining a proxy from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting “AGAINST” the Extension Amendment Proposal, and an abstention will have the same effect as voting “AGAINST” the Extension Amendment Proposal. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast for the Adjournment Proposal and will have no effect on the outcome of the vote on the Adjournment Proposal. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on the Adjournment Proposal.